EXHIBIT 21.1
BRISTOW GROUP INC.
Subsidiaries

Company	Place of Incorporation	Percentage of Stock Owned
Aeróleo Internacional LLC	Delaware	100%
ALN, Inc.	Delaware	100%
Aircraft Logistics Pty. Ltd.	Australia	100%	*
Aircrew Logistics Pty. Ltd.	Australia	100%	*
Airnorth Fleet Pty. Ltd.	Australia	100%	*
Asia Pacific Air Pty Ltd	Australia	100%	*
Atyrau-Bristow Airways Service	Kazakhstan	49%	*
BGI Aviation Technical Services (Overseas) Limited	England	100%	*
BGI International Ltd.	Cayman Islands	100%
BHNA Holdings Inc.	Delaware	100%
BL Holdings B.V.	Netherlands	100%
BL Holdings II C.V.	Netherlands	100%
BL Scotia LP	Scotland	100%
BL US Holdings LLC	Delaware	100%
BNAS Holding Company Limited	Ireland	49%	*
BriLog Leasing Ltd.	Cayman Islands	100%
BriLog Leasing Ltd. II	Cayman Islands	100%
Bristow Aerial Solutions Limited	England	100%	*
Bristow Aircraft Leasing Limited	England	100%	*
Bristow Aircraft Leasing II Ltd.	England	100%	*
Bristow Aviation Holdings Limited	England	49%
Bristow Canada Holdings Inc.	British Columbia	100%
Bristow Canadian Real Estate Company Inc.	British Columbia	100%
Bristow Caribbean Limited	Trinidad and Tobago	100%	*
Bristow Cayman Ltd.	Cayman Islands	100%
Bristow Equipment Leasing Ltd,	Cayman Islands	100%
Bristow Helicopter Group Limited	England	100%	*
Bristow Helicopters (Ghana) Limited	Ghana	100%	*
Bristow Helicopters (International) Limited	England	100%	*
Bristow Helicopters (Nigeria) Limited	Nigeria	48%	***
Bristow Helicopters Australia Pty. Ltd.	Australia	100%	*
Bristow Helicopters Inc.	Delaware	100%
Bristow Helicopters Limited	England	100%	*
Bristow Holdings Company Ltd.	Cayman Islands	100%
Bristow Holdings Company Ltd. III	Cayman Islands	100%
Bristow Holdings U.S. Inc.	Delaware	100%
Bristow International Aviation (Guernsey) Limited	Guernsey	100%	*
Bristow International Leasing Limited	Cayman Islands	100%
Bristow International Panama S. de RL	Panama	100%
Bristow Ireland Limited	Ireland	100%	*
Bristow Management Services Pty Limited	Australia	100%	*
Bristow Norway AS	Norway	49%	****
Bristow Panama Inc.	Panama	100%
Bristow Southeast Asia Limited	England	100%	*
Bristow Staff Pension Scheme Trustees Limited	England	100%	*
Bristow Taxi Aéreo S.A.	Brazil	100%
Bristow Technical Services Limited	England	100%	*

Bristow Travel Proprietary Limited	Australia	100%	*
Bristow (UK) LLP	England	100%
Bristow U.S. Holdings LLC	Delaware	100%
Bristow U.S. LLC	Louisiana	100%
Bristow U.S. Leasing LLC	Delaware	100%
Bristow Worldwide LP	England	**
Caledonian Helicopters Limited	England	100%	*
Capiteq Pty Limited	Australia	100%	*
Cougar Helicopters Inc.	Canada	40%
E170 Fleet Pty. Ltd.	Australia	100%	*
Era Aeroleo LLC	Delaware	100%
Era (BVI) Ltd.	British Virgin Islands	100%
Era Helicopters (Bahamas) Ltd.	Bahamas	100%
Era Helicopteros de Mexico S. de R.L. de C.V	Mexico	100%
Era Helicopters (Mexico) LLC	Delaware	100%
Era Helicopters, LLC	Delaware	100%
Era Leasing LLC	Delaware	100%
Hauser Investments Limited	British Virgin Islands	75%
Humberside International Airport Limited	England	82.7%	*
Kingsmill Insurance Company Limited	Guernsey	100%	*
Líder Taxi Aereo S.A.	Brazil	41.88%
NextGen VTOL Sales LLC	Texas	100%
Offshore Logistics do Brasil Servicos Industrials E Maritimos Limitado	Brazil	100%
Pan African Airlines (Nigeria) Limited.	Nigeria	50.17%
Petroleum Air Services	Egypt	25%
Sakhalin Bristow Air Services Limited	England	60%	*
Sicher Helicopters SAS	Colombia	75%
Star Aviation Crewing Ltd.	British Virgin Islands	100%
Syncom Pty. Ltd.	Australia	100%	*
Turkmenistan Helicopters Limited	Turkmenistan	51%	*
United Helicopters Limited	England	100%	*
Visasset Ltd.	England	19.42%	*
*    Percentage owned by Bristow Aviation Holdings Limited (“BAHL”) or its subsidiaries.
**    Bristow Worldwide LP is a partnership between Bristow (UK) LLP and BAHL. Under the Partnership Agreement, 95.88% of the profits and losses of BriLog Leasing Ltd. and Bristow Cayman Ltd. and 5% of the profits and losses of Bristow Helicopter Group Limited and its subsidiaries are allocated to Bristow (UK) LLP. The remaining 4.12% of the profits and losses of Brilog Leasing Ltd. and Bristow Cayman Ltd. and 95% of the profits and losses of Bristow Helicopter Group Limited and its subsidiaries are allocated to BAHL.
***    Bristow Helicopters (Nigeria) Limited (“BHNL”) is a joint venture in Nigeria in which Bristow Helicopters Limited owns a 48% interest, a Nigerian company owned 100% by Nigerian employees owns a 50% interest and an employee trust fund owns the remaining 2% interest. BHNL provides helicopter services to customers in Nigeria.
****    Bristow Norway AS (“BNAS”) is wholly owned by a joint venture in Ireland in which Bristow Helicopters Limited owns a 49% interest and a Norwegian employee owns a 51% interest. BNAS provides helicopter services to customers in Norway.